UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 16, 2008

TERRESTAR CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33546	93-0976127
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

12010 Sunset Hills Road, 9th Floor		20190
Reston, VA		(Zip Code)
(Address of Principal
Executive Offices)

Registrant’s telephone number, including area code:  703-483-7800

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointmentof Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  On April 16, 2008, TerreStar Corporation (“TerreStar”) announced the departure of Robert Brumley as its President and Chief Executive Officer, effective immediately.  Mr. Brumley also resigned his position on TerreStar’s Board of Directors.  TerreStar’s Board of Directors has elected Jeffrey Epstein as President of TerreStar and TerreStar Networks Inc.  Mr. Epstein will also continue to serve as General Counsel and Secretary, positions he has held since September 2006.

In addition, on April 16, 2008, TerreStar announced the departure of Michael Reedy, its Chief Operating Officer, and Doug Sobieski, its Chief Marketing Officer, effective immediately.

A copy of the press release announcing these management changes is attached as Exhibit 99.1 to this Form 8-K.

(c)  As discussed in Item 5.02(b) above, on April 16, 2008 the TerreStar Board of Directors appointed Jeffrey Epstein as TerreStar’s President.  Mr. Epstein will serve as TerreStar’s principal executive officer.  TerreStar has not entered into any new material plans, contracts or arrangements or amended and existing plans contracts or arrangements with Mr. Epstein.  TerreStar and Mr. Epstein are parties to an Employment Agreement dated January 15, 2008 (the “Epstein Employment Agreement”).

A description and copy of the Epstein Employment Agreement is included with TerreStar’s Current Report on Form 8-K Filed with the commission on January 22, 2008.

(e)  Agreements with Robert Brumley

On April 16, 2008, TerreStar entered into an Agreement and General Release (the “Brumley Separation Agreement”) with Robert Brumley to address the terms of his departure.  TerreStar and Mr. Brumley are also parties to an Employment Agreement dated January 15, 2008 (the “Brumley Employment Agreement”) pursuant to which Mr. Brumley is entitled to certain severance benefits in the event his service to TerreStar was terminated without cause (as defined in the Brumley Employment Agreement).  The Brumley Separation Agreement is consistent with the terms of the Brumley Employment Agreement.  The Brumley Separation Agreement provides for a general release of all claims of TerreStar against Mr. Brumley and by Mr. Brumley against TerreStar and the payment of TerreStar’s obligations under the Brumley Employment Agreement.  The Brumley Separation Agreement further provides that, as contemplated by the Brumley Employment Agreement, in exchange for entering into the Brumley Separation Agreement TerreStar will provide Mr. Brumley with aggregate cash payments equal to $1,972,223, which consists of (i) $18,805 for accrued but unpaid compensation through his termination date, (ii) $981,018, equal to Mr. Brumley’s current base salary through December 31, 2009, the remaining period of the term specified in the Brumley Employment Agreement, and (iii) $972,400, equal to the product of Mr. Brumley’s target annual bonus for 2008 multiplied by 2, in each case less applicable income and employment tax withholding.  The cash payments under the Brumley Separation Agreement will be paid in accordance with the terms of the Brumley Separation Agreement over a period ending January 1, 2009.  In addition, to the extent Mr. Brumley qualifies for, complies with and otherwise remains eligible for continuation of his health care issuance benefits under COBRA, TerreStar shall pay the COBRA premiums for a maximum of 18 months.

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In addition, unvested stock options to purchase 382,000 shares of TerreStar common stock that have been issued to Mr. Brumley and remain outstanding will immediately vest in full and became exercisable. TerreStar has also agreed to extend the period in which Mr. Brumley’s may exercise any outstanding option grants by a period of one year beyond the original exercise period under the applicable stock option agreements.

The Brumley Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein.

Agreements with Michael Reedy and Doug Sobieski

On April 16, 2008, TerreStar entered into an Agreement and General Release with Michael Reedy (the “Reedy Separation Agreement”) and with Doug Sobieski (the “Sobieski Separation Agreement”) to address the terms of their departure. Both Messrs. Reedy and Sobieski are also parties to Employment Agreements dated January 15, 2008, pursuant to which Messrs. Reedy and Sobieski were entitled to certain severance benefits in the event their service to TerreStar was terminated without Cause (as defined in their respective employment agreement).  Both the Reedy Separation Agreement and the Sobieski Separation Agreement are consistent with the terms of their respective Employment Agreements and provide for a general release of all claims of TerreStar against Messrs. Reedy and Sobieski, respectively, and by Messrs. Reedy and Sobieski, respectively, against TerreStar, as well as the payment of TerreStar’s obligations under their respective employment agreements.

The Reedy Separation Agreement provides that in exchange for entering into the Reedy Separation Agreement, TerreStar will provide Mr. Reedy with aggregate cash payments equal to $594,367, which consists of (i) $11,967 for  accrued but unpaid compensation through his termination date, (ii) $364,000 for a payment equal to Mr. Reedy’s current base salary through December 31, 2008, the remaining period of the term specified in the Mr. Reedy’s employment agreement, and (iii) $218,400 for a payment equal to Mr. Reedy’s target annual bonus for 2008, in each case less applicable income and employment tax withholding.  The cash payments under the Reedy Agreement will be paid over a 12 month period.

The Sobieski Separation Agreement provides that in exchange for entering into the Sobieski Separation Agreement, TerreStar will provide Mr. Sobieski with aggregate cash payments equal to $594,367, which consists of (i) $11,967 for  accrued but unpaid compensation through his termination date, (ii) $364,000 equal to Mr. Sobieski’s  current base salary through December 31, 2008, the remaining period of the term specified in Mr. Sobieski’s employment agreement, and (iii) $218,400 equal to Mr. Sobieski’s  target annual bonus for 2008, in each case less applicable income and employment tax withholding.  The cash payments under the Sobieski Separation Agreement will be paid over a 12 month period.

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In addition, to the extent Messrs. Reedy and Sobieski qualify for, comply with and otherwise remain eligible for continuation of his health care insurance benefits under COBRA, TerreStar shall pay their respective COBRA premiums for a maximum of 18 months.

In addition, unvested options to purchase 200,133 shares of TerreStar common stock held by Mr. Reedy and unvested options to purchase 93,333 shares of TerreStar common stock held by Mr. Sobieski will immediately vest in full and become exercisable  Messrs. Reedy and Sobieski shall have a period of one year following his termination date to exercise these stock options.

The Reedy Separation Agreement is filed as Exhibit 10.2 to this Form 8-K and the Sobieski Separation Agreement is filed as Exhibit 10.3 to this Form 8-K and are incorporated by reference herein.

Item 7.01.    Regulation FD Disclosure.

On April 18, 2008, TerreStar issued a press release, a copy of which is attached hereto as Exhibit 99.1.  This item is furnished, not filed, pursuant to Regulation FD.

Item 9.01.    Financial Statements and Exhibits.

10.1           Agreement and General Release dated April 16, 2008 by and between Registrant and Robert Brumley.
10.2           Agreement and General Release dated April 16, 2008 by and between Registrant and Michael Reedy.
10.3           Agreement and General Release dated April 16, 2008 by and between Registrant and Doug Sobieski.
99.1           Press Release of TerreStar Corporation dated April 18, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRESTAR CORPORATION

	By:	/s/ Jeffrey Epstein
Jeffrey Epstein
President, General Counsel and Secretary
Date: April 18, 2008